UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2010

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CAREPAYMENT TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Meadows Rd., Suite 400, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

(503) 419-3505
(Registrant's telephone number, including area code)

__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Effective as of April 15, 2010, CarePayment Technologies, Inc. (formerly microHelix, Inc.) (the "Company") entered into a purchase agreement (the "Stock Purchase Agreement") with Aequitas CarePayment Founders Fund, LLC (the "Purchaser"), in which the Purchaser purchased 200,000 shares of Series D Convertible Preferred Stock (the "Preferred Shares") for a purchase price of $10.00 per share, or an aggregate of $2,000,000 (the "Purchase Price").  After one year from the date of issuance, each share of Series D Convertible Preferred Stock is convertible into such number of fully paid and nonassessable shares of Class A Common Stock of the Company as is determined by dividing the amount of $10.00 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series D Preferred Stock) by the Conversion Price (defined in the following sentence) applicable to such share in effect on the date the certificate is surrendered for conversion.  The Conversion Price per share of Series D Preferred Stock is 80% of the volume weighted average price of the Class A Common Stock, which is determined by the first of the following conditions to apply:

(i) if the Class A Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Common Stock for the 30 days prior to such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. to 4:02 p.m. Eastern Time);

(ii) if the Class A Common Stock is not then listed or quoted on the Trading Market and if prices for the Class A Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Common Stock so reported; or

(iii) in all other cases, the fair market value of a share of Class A Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by the holders of a majority of the Series D Preferred Stock then outstanding.

For purposes of determining the Conversion Price, the term "Trading Market" means the following markets or exchanges on which the Class A Common Stock is listed or quoted for trading on the date in question: the Nasdaq Global Select Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board.  In no event, however, will the Conversion Price be less than $1.00 per share.

Purchaser paid the Purchase Price pursuant to the terms of a promissory note (the "Purchase Note").  The Purchase Price under the Purchase Note accrues interest at 5% per annum, and is due in full on or before April 15, 2011.  To secure payment under the Purchase Note, the Purchaser granted the Company a security interest in the Preferred Shares pursuant to a Security Agreement dated April 15, 2010.

In connection with the Series D Convertible Preferred Stock Purchase Agreement, effective April 15, 2010, and for no additional consideration, the Company issued a warrant (the "Warrant") to the Purchaser to purchase up to 1,200,000 shares of the Company's Class A Common Stock at an exercise price of $0.001 per share.  The Warrant expires on April 15, 2015.

The Stock Purchase Agreement, the Purchase Note, the Security Agreement and the Warrant are all filed as exhibits to this Form 8-K.

Item 3.02  Unregistered Sales of Equity Securities.

On April 15, 2010 and pursuant to the Stock Purchase Agreement described in Item 1.01 above, the Company issued 200,000 Preferred Shares and the Warrant to the Purchaser.  In consideration for the issuance of the Preferred Shares and the Warrant, Aequitas CarePayment Founders Fund, LLC paid the Company the Purchase Price discussed in Item 1.01 above.  The disclosures made in Item 1.01 above are incorporated into this Item 3.02 by reference.

This issuance of the Preferred Shares and the Warrant was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation D promulgated under the Securities Act.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company:

(b)           Effective as of April 15, 2010, Donald H. Megrath and Thomas A. Sidley each resigned as directors of the Company.  Effective as of April 15, 2010, Thomas A. Sidley resigned as President of the Company.

(c)           Effective as of April 15, 2010, the Company appointed James T. Quist as the President of the Company.

James T. Quist's appointment and service as President of the Company will, in all material respects, be governed by his February 10, 2010 employment agreement with the Company, for which all material terms were previously disclosed in the Current Report on Form 8-K filed with the SEC on February 17, 2010.

Effective April 15, 2010, the Company appointed Scott Johnson, age 41,  as the Vice President of Sales of the Company.  Mr. Johnson has over 18 years of healthcare sales and sales and marketing management experience.  Prior to joining the Company, Mr. Johnson served as Vice President of Sales/Marketing with A-Life Medical.  Prior to A-Life Medical, he held a variety of sales management positions within Philips Medical Systems and Hewlett-Packard’s Healthcare Solutions Group (acquired by Philips Medical Systems in 2001).  At Philips Medical Systems, Mr. Johnson served as Director of Sales of Healthcare Informatics and was responsible for sales of Philips Medical Systems’ market-leading enterprise Radiology IT products.  He also served as Zone Sales Manager for the Ultrasound Systems Group of Hewlett Packard and Philips Medical Systems, where he was responsible for managing sales in the western United States.  Mr. Johnson holds a Bachelor of Arts degree from University of North Texas.

Effective January 1, 2010, the Company hired Scott Johnson pursuant to an employment agreement dated September 15, 2009, whereby Mr. Johnson agreed to serve as the Vice President of Sales for the Company for an indefinite term and on an at-will basis.  A copy of the Company's employment agreement with Mr. Johnson is filed as Exhibit 10.2 to this Form 8-K.

The Company pays Mr. Johnson a monthly salary of $13,750 and provides him with medical and dental benefits, paid time off, and reimbursement of business expenses.  Mr. Johnson is also entitled to a bonus of $2,500 for every new customer contract signed and funded, in addition to commissions based on a point system for every customer contract dollar funded.  For example, Mr. Johnson will earn 20 basis points for every dollar funded in months 1-12, 10 basis points in months 13-24, and subsequently, his basis points can increase by 5, 10, or 15 basis points depending on the increased percentage of funding from new contracts in the current calendar year compared with the prior year.  Mr. Johnson is also eligible for a quarterly company performance bonus.

As previously disclosed in the Company's Form 8-K filed on February 17, 2010, effective February 10, 2010 the Company granted to Scott Johnson, VP of Sales for the Company, stock options to purchase up to 88,351 (as adjusted for the Company's one for ten reverse stock split on March 31, 2010) shares of the Company's Common Stock at an exercise price of $0.02 per share.  Options vesting will be on the following schedule:  (1) 1/3 on the date of grant; (2) 1/3 on January 1, 2011; (3) 1/3 on January 1, 2012; and (4) immediate vesting on a change in control event.  The options were granted pursuant to the form of stock option agreement adopted under the Plan.

Mr. Johnson's employment agreement with the Company contains a noncompetition clause, which will last until the latest of 1 year from the effective date of termination of Mr. Johnson's employment and the period during which Mr. Johnson is receiving any remuneration from the Company, including base salary continuation payments.  The agreement also contains nonsolicitation clauses, whereby Mr. Johnson agreed to not solicit any of the Company's clients for a period of 24 months following termination of employment, and agreed not to solicit any of the Company's employees or affiliates for a period of 1 year following termination of employment.

The employment agreement provides that if the Company terminates Mr. Johnson's employment with cause or if Mr. Johnson voluntarily resigns, the Company must pay Mr. Johnson any earned but unpaid salary, commissions and bonuses due through the date of termination, and 90 days of base salary for performance based termination.  If the Company terminates Mr. Johnson without cause, Mr. Johnson is entitled to all of the aforementioned, but also 6 months of base salary, Year 1 override commissions, and any bonus earned but not yet paid through the date of termination.

(d)           On April 15, 2010 and effective as of that date, the Company appointed Brian A. Oliver as a director of the Company, to serve until the next annual meeting of the shareholders or until his successor is elected and qualified.  The Company has not yet determined if Mr. Oliver will serve on any committee of the Board of Directors.

As previously disclosed in the Current Report on Form 8-K filed with the SEC on January 6, 2010, Brian Oliver is the Executive Vice President of Aequitas Capital Management, Inc., which is an affiliate of the Company.

WS Technologies LLC (renamed "CP Technologies LLC"):

(b)           On April 15, 2010 and effective as of that date, Thomas A. Sidley resigned as President of WS Technologies LLC (the "Subsidiary").  The Company owns 99 percent of the interest in the Subsidiary.

(c)           On April 15, 2010 and effective as of that date, the Company appointed James T. Quist as the President and Scott Johnson as the Vice President of Sales of the Subsidiary.

As previously disclosed in the Current Report on Form 8-K filed with the SEC on February 17, 2010 and discussed above, James T. Quist was appointed as Executive Chairman and Chief Executive Officer of the Company on February 10, 2010, and will continue to serve in those positions.  As of April 15, 2010, he will also serve as the newly appointed President of the Company and of the Subsidiary.

As discussed above, Scott Johnson will serve as the Vice President of Sales of the Company as of April 15, 2010, in addition to serving as the newly appointed Vice President of Sales of the Subsidiary as of the same date.

James T. Quist's appointment and service as President of the Subsidiary will, in all material respects, be governed by his February 10, 2010 employment agreement with the Company, for which all material terms were previously disclosed in the Current Report on Form 8-K filed with the SEC on February 17, 2010.  All other information required by Items 5.02(c) and (e) with regard to James T. Quist's appointment was also previously disclosed in the same Current Report.

Scott Johnson's appointment and service as Vice President of Sales of the Subsidiary is governed by the employment agreement with the Company described above.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 15, 2010, the Company's subsidiary, WS Technologies LLC, adopted an amendment to its Articles of Organization to change its name to "CP Technologies LLC."

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following documents are filed as exhibits to this Form 8-K.

10.1	Series D Convertible Preferred Stock Purchase Agreement dated April 15, 2010

10.2	Promissory Note dated April 15, 2010 executed in favor of CarePayment Technologies, Inc. by Aequitas CarePayment Founders Fund, LLC

10.3	Security Agreement dated April 15, 2010 executed in favor of CarePayment Technologies, Inc. by Aequitas CarePayment Founders Fund, LLC

10.4	Warrant dated April 15, 2010 between CarePayment Technologies, Inc. and Aequitas CarePayment Founders Fund, LLC

10.5*
Employment Agreement effective February 10, 2010 between microHelix, Inc. and James T. Quist, incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

10.6*	Employment Offer extended on September 15, 2009 from microHelix, Inc. to Scott Johnson and accepted by Scott Johnson on September 25, 2009.

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CarePayment Technologies, Inc.
(Registrant)

Date: April 21, 2010
/s/ James T. Quist
James T. Quist
Chief Executive Officer